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                                                                   EXHIBIT 10.31

                   AMENDED AND RESTATED EMPLOYMENT AGREEMENT

     This Amended and Restated Employment Agreement (the "Agreement") is entered into effective as of March 1, 1998, (the "Commencement Date") by and between Spelling Entertainment Group Inc., a Delaware corporation (the "Company"), and Aaron Spelling (the "Executive"), and amends and restates in its entirety that certain Employment Agreement dated May 1, 1996, as amended by that certain Amendment No. 1 to Employment Agreement dated July 28, 1997 both between Executive and Company. The parties agree to the following:


1.   Term of Employment.  Subject to the termination provisions of this
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Agreement, Company hereby employs Executive under the terms and conditions set forth in this Agreement commencing on the Commencement Date and terminating on April 30, 2000 (the "Term").

     2.   Duties and Responsibilities.

          2.1. Officer and Director.  During the Term, the Executive shall serve
               --------------------
as Vice Chairman of the Board of the Company and as Chairman of the Board and Chief Executive Officer of Spelling Television Inc. ("STI") and shall serve in his discretion as Chairman of the Board and Chief Executive Officer of any of the other subsidiaries of the Company which engage in substantial television production, whether currently existing or hereafter formed or acquired (collectively referred to herein as the "Production Subsidiaries"), and shall serve as a member of the Board of Directors of the Company. Notwithstanding the foregoing, the term "Production Subsidiaries" shall not include Worldvision Enterprises, Inc. and its subsidiaries. The Company shall use its best efforts to cause the Executive to be a member of the Board of Directors of the Company throughout the Term and shall include him in the management slate for election as a director of the Company at every stockholders' meeting at which his term as a director would otherwise expire. During the Term, STI and the Production Subsidiaries designated by Executive shall employ or engage no one other than the Executive with the Executive's title or function under this Agreement without the Executive's prior written approval. During the Term, all officers and employees (who shall
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include all persons traditionally employed by such entities prior to the date hereof and the persons performing all of the principal functions of a stand-alone production company, including but not limited to development, production (including wardrobe, transportation, etc.), merchandising, business affairs, legal affairs and the like) of STI and the designated Production Subsidiaries shall report to the Executive (directly or through such channels as the Executive shall designate in consultation with Sumner Redstone and the appropriate board of directors) and not to any other individual or entity. During the Term, the Company agrees it will not, without the prior written consent of the Executive, cease to have the production of television programming as one of its principal lines of business.

          2.2. Executive Producer or Producer.  In addition, the Executive shall
               ------------------------------
be entitled to serve as executive producer on all television programs, and as executive producer or producer (as the Executive may elect) on all theatrical films, produced by the Company or the Production Subsidiaries (whether produced alone or in conjunction with others) (the "Product") and (b) to approve for production, to approve the general budget ranges for, and to decide which entity among the Company and its majority-owned or controlled subsidiaries will be primarily responsible for the production of, all substantial television or theatrical film projects produced by the Company or any Production Subsidiary.

          2.3. Extent of Services.  The Executive shall devote substantially all
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of his business time, ability and energy to the performance of his duties hereunder. The Executive shall not be required to accept without his approval any duties with the Company inconsistent with his positions hereunder. No action will be taken by the Company which, in form or substance, shall detract from the authority, jurisdiction or responsibility of the Executive or render it difficult or impossible for the Executive to carry on his duties, except that nothing in this sentence shall negate or otherwise diminish the authority of the Board of Directors of the Company to authorize or withhold corporate action with respect to matters which, under Delaware law, the Company's Certificate of Incorporation or the Bylaws, are within the exclusive province of the Board of Directors. The Executive shall not be required to perform any duties under this Agreement in a location other than in Los Angeles, nor shall he be required to travel outside the Los Angeles area in the performance of his duties hereunder.

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     3.   Compensation.
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          3.1. Base Salary.  As compensation for the performance by the
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Executive of his obligations hereunder, the Company shall pay the Executive a base salary ("Base Salary") as follows:

               3.1.1. From the Commencement Date to April 30, 1998, the amount of One Hundred Twenty Nine Thousand One Hundred Sixty Seven Dollars ($129,167) per month.

               3.1.2. From May 1, 1998 to April 30, 1999, the amount of One Million Seven Hundred Thousand Dollars ($1,700,000).

               3.1.3. From May 1, 1999 to April 30, 2000, the amount of One Million Eight Hundred Fifty Thousand Dollars ($1,850,000).

               3.1.4. All compensation under this section shall be payable in accordance with Company's normal practices.

          3.2. Executive Producer Fees and Other Compensation for Television
               -------------------------------------------------------------
Programming.  Executive shall be entitled to receive executive producer fees and
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other compensation ("Executive Producer Fees") for television programming as follows:

               (a) Beverly Hills, 90210: $55,000 for each episode produced
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                   during the eighth year of production (1997-98 television
                   season), $62,500 for each episode produced during the ninth year of production (1998-99 television season) and $70,000 for each episode produced during the tenth year of production (1999-2000 television season).

               (b) Melrose Place: $50,000 for each episode produced during the
                   -------------
                   sixth year of production (1997-98 television season), $57,500 for each episode produced during the seventh year of production (1998-99 television season) and $65,000 for each episode produced during the eighth year of production (1999-2000 television season).

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               (c) 7th Heaven:  $42,500 for each episode produced during the
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                   second year of production (1997-98 television season),
                   $52,500 for each episode produced during the third year of production (1998-99 television season) and $62,500 for each episode produced during the fourth year of production (1999-2000 television season).

               (d) Sunset Beach: $12,500 for each week of five (5) episodes
                   ------------
                   produced during the first year of production (1997 television season), $15,000 for each week of five (5) episodes produced during the second year of production (1998 television season), $17,500 for each week of five (5) episodes produced during the third year of production (1999 television season), in each case prorated for any partial week period.

               (e) Love Boat:  $35,000 for each episode produced during the
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                   first year of production (1998-99 television season) and
                   $42,500 for each episode produced during the second year of production (1999-2000 television season).

               (f) New Series: Except as provided for in Sections 3.2(a),
                   ----------
                   3.2(b), 3.2(c), 3.2(d) and 3.2(e), Executive shall be entitled to receive an Executive Producer Fee of $35,000 per episode produced for any new television program series ("New Series") during the first year of any New Series. Executive's Executive Producer Fee shall be increased by $7,500 per episode for each subsequent year the New Series is in production.

               (g) Mini-Series and Movies-of-the-Week ("MOW"): $60,000 for each
                   ------------------------------------------
                   hour of any television mini-series produced and $50,000 for each hour of any MOW produced.

               (h) Series Sales Bonus: Commencing in the seventh year of
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                   production of "Beverly Hills, 90210"

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                   (1996-97 television season) and the fifth year of production of "Melrose Place" (1996-97 television season), the Company shall pay Executive an annual sales bonus of $250,000 for each series and for every year after the 1996-97 television season each series is in production.

                   Commencing in the first year of production of "Sunset Beach" (1997 television season), the Company shall pay Executive an annual sales bonus of $125,000 for each year the series is in production.

                   Commencing in the third year of production of "7th Heaven" (1998-99 television season), the Company shall pay Executive an annual sales bonus of $150,000 for the 1998-99 television season and each subsequent year the series is in production.

                   Commencing in the third year of production of any New Series, including "Love Boat", the Company shall pay Executive an annual sales bonus of $125,000 for each New Series. For each production year after the third production year of such New Series, the annual sales bonus shall increase by $25,000.

               (i) Other Programming:  Executive Producer Fees and other
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                   compensation for additional programming not specifically
                   provided for in Sections 3.2(a)-(g) above shall be negotiated in good faith and be commensurate with industry standards for producers of Executive's stature.

               (j) If E. Duke Vincent retires from employment with Company,
                   Spelling Television Inc. or any of their respective subsidiaries, and no longer receives episodic fees, the Executive Producer Fees payable to Executive pursuant to this
                   Section 3.2 after E. Duke Vincent's

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                   retirement shall be increased by forty percent (40%).

          3.3. Theatrical Film Compensation.  During the Term, Executive shall
               ----------------------------
also be entitled to receive executive producer fees, participations, deferments and other compensation, exclusive of reimbursement of Company's actual direct out-of-pocket costs ("Theatrical Film Compensation") as agreed to by Executive, the Company and the producer/studio of the following theatrical films which had been in development with the Company, "No Ordinary Joe," "Mod Squad" and "Love Boat" ("Theatrical Films"). At Executive's request, Company shall enter into loan-out agreements lending Executive's executive producing services to such producers/studios and shall pay Executive (i) one hundred percent (100%) of all Theatrical Film Compensation from "Mod Squad", and (ii) fifty percent (50%) of all Theatrical Film Compensation received by Company from any other Theatrical Film. None of Executive's work on the theatrical films shall interfere with his duties and responsibilities as set forth in Paragraph 2.

          3.4. Year End Bonus.  For the term year of May 1, 1998 to April 30,
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1999, and on or before February 29, 1999, Company shall pay Executive a year-end bonus of One Hundred Seventy Five Thousand dollars ($175,000) and for the term year of May 1, 1999 to April 30, 2000, and on or before February 28, 2000, Company shall pay Executive a year-end bonus of Two Hundred Thousand dollars ($200,000). The bonus payments set forth in this Section 3.4 shall be payable in accordance with Employer's normal practices.

          3.5. Incentive Compensation.  In addition to his Base Salary,
               ----------------------
Executive Producer Fees, Theatrical Film Compensation and Year-End Bonus, the Executive shall also be entitled to participate on a basis consistent with his position and the Company's past practice in all bonus and profit sharing plans of the Company in effect from time to time which are applicable to executives of the Company. Executive's participation in the Company's Short Term Incentive Plan is as set forth in Section 3.4.

          3.6. Expenses.  Except to the extent that persons directly employed by
               --------
Executive perform business functions for Executive, during the Term, the Company shall pay or reimburse the Executive promptly for all reasonable business expenses incurred by the Executive in the performance of his duties hereunder.

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          3.7. Benefits.  The Executive shall be entitled to participate in any
               --------
group life, health, accident, disability or other insurance programs, 401(k) programs, and any other fringe benefits in effect from time to time which are applicable to executives of the Company.

          3.8. Stock Options.  Executive shall be granted 75,000 stock options
               -------------
to purchase common stock of the Company at a purchase price equal to the closing price on December 22, 1997, in accordance with the terms of the Company's Stock Option Plan. However, except as provided below, if the Company enters into a "going private" transaction or if there is a Change in Control as defined in
Section 4.2.1 during the Term, any options held by Executive then remaining, to the extent not already vested or exercised, shall immediately become exercisable upon consummation of such "going private" transaction or Change in Control. Vesting of stock options shall continue during the Term if Executive's employment is terminated without cause. Otherwise, vesting of stock options shall cease upon termination of Executive's employment in accordance with the terms of the Company's Stock Option Plan, and Executive's right to exercise stock options shall cease after termination of Executive's employment in accordance with the terms of the Company's Stock Option Plan.

          3.9. Vacations.  Subject to the requirements of the Executive's
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office, the Executive shall be entitled to take vacations aggregating six (6)
weeks in length during each year of the Term.

          3.10. Car Allowance.  During the Employment Term, Executive shall
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receive a car allowance in the amount of $1,200 per month.

     4.   Termination.
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          4.1. Termination by Company.
               ----------------------

               4.1.1.  Grounds.  The Company shall have the right, at its
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election by giving written notice to the Executive, to terminate the Executive's employment under this Agreement during the Term for any of the following reasons:

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                       4.1.1.1.  The Executive's (i) death, or (ii) disability
(by reason of accident, illness, mental or physical cause) which in fact incapacitates the Executive from performing substantially the services contemplated herein for a period of four (4) consecutive months, or (iii) disability, the nature of which is that the Executive will be incapacitated from performing such services for a period of four (4) consecutive months;

                       4.1.1.2. The Executive's willful and material failure or refusal to perform the Executive's services as provided herein or the failure by the Executive to cure or cease any other material breach of this Agreement by the Executive within thirty (30) days after receiving a notice from the Company reasonably specifying the nature of that breach;

                       4.1.1.3. The Executive's willful misappropriation of any funds or property of the Company;

                       4.1.1.4.  Conviction of the Executive of a felony; or

                       4.1.1.5. Any justifiable legal cause as determined by appropriate arbitration.

          4.1.2.  Payment Upon Termination by the Company. In the event of the
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Executive's termination pursuant to Section 4.1.1 above, the Company shall be obligated to pay Executive (i) any Base Salary due and owing to the Executive for the period through the effective date of such termination, (ii) any Executive Producer Fees and other compensation, payable pursuant to Section 3.2 due through the effective date of such termination, (iii) any Theatrical Film Compensation payable pursuant to Section 3.3 due through the last day Executive rendered services on such Theatrical Film, and thereafter any participation and deferments already earned as of the last day of Executive's services on such Theatrical Film, (iv) a pro rata portion of the year end bonus set forth in
Section 3.4 prorated on the basis of a 365 day year for that period from the start of the term year through the effective date of such termination, (v) benefits vested under any applicable pension or other employee benefit plans, and (vi) all vested, accrued and unused vacation time existing as of the effective date of such termination as reflected in the Company's personnel records. Payment for such vacation time shall be at a rate equal

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to the Executive's Base Salary. Executive shall also be entitled by exercise any outstanding vested and unexercised stock options in accordance with the terms of the Company's Stock Option Plan.

          4.2. Termination by Executive.
               ------------------------

               4.2.1.  Grounds.  The Executive shall have the right to terminate
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his employment under this Agreement effective upon seven (7) days written notice if, at any time during the Term, the Company shall be in material breach of its material obligations under this Agreement (including, but not limited to, the Executive not being elected or retained or otherwise not actually having the authority contemplated in this Agreement as the Vice Chairman of the Board of Directors of the Company and as the Chairman of the Board and Chief Executive Officer of STI or the designated Production Subsidiaries or being obligated to report to any person other than Sumner M. Redstone) or there occurs a "Change in Control." For purposes of this Agreement, the term "Change in Control" means:
(a) the control by any person or "group," within the meaning of Section 13(d) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange
Act"), of beneficial ownership (within the meaning of the Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of voting securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors; provided, however, that this clause shall not apply to any shares held by Viacom Inc. or its affiliates; or (b) such time as a majority of the Board of Directors of the Company (the "Board") shall be comprised of persons who were not elected to such offices as part of the "Company nominated slate" of directors (i.e. the slate of nominees proposed by the Board in office immediately prior to the election; provided, however, that this clause shall not apply in the event one or more directors voluntarily resigns from the Board and such resignation or resignations would otherwise come within the provisions of this Section 4.2.1(b).

               4.2.2.  Consequences of Termination by Executive. In the event of
                       ----------------------------------------
termination by the Executive pursuant to Section 4.2.1 above:

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                       4.2.2.1.  The Executive shall have no further
obligations or liabilities to the Company whatsoever except for his obligations under Section 6.2 and, if applicable, Section 4.2.5;

                       4.2.2.2. Except where the termination by Executive is premised solely on a Change in Control, the Company shall pay the Executive within thirty (30) days of the date of such termination, a cash payment equal to the present value (based on an annual discount rate equal to the "applicable Federal rate", based on the remaining length of the Term, within the meaning of
Section 1274(d) of the Internal Revenue Code of 1986, as amended (the "Code"), in effect at the time of such termination) of (i) the Executive's Base Salary hereunder for the remainder of the Term which would have been payable had such termination not occurred, plus (ii) at the Executive's election, the amount of Executive Producer Fees and other compensation which would have been payable to the Executive pursuant to Section 3.2 and Theatrical Film Compensation which would have been payable pursuant to Section 3.3 had the aggregate Executive Producer Fees and other compensation and Theatrical Film Compensation paid to the Executive by the Company and the Production Subsidiaries in the last full fiscal year prior to the effective date of such termination been paid each year (or portion thereof) for the remainder of the Term had such termination not occurred, plus (iii) the amount of the year end bonuses for the remainder of the Term payable pursuant to Section 3.4. In the event the Executive does not elect to have some or all of his Executive Producer Fees and other compensation or Theatrical Film Compensation accelerated under clause (ii), the Company and the Production Subsidiaries, as applicable, shall continue to pay the Executive the Executive Producer Fees and other compensation and Theatrical Film Compensation which would have been payable during the remaining Term had such termination not occurred, assuming that the Executive were to provide services on all projects on which he would have been eligible. If termination by Executive is premised solely on a Change in Control, then Company shall pay Executive only the amount specified in clause (ii) or the penultimate sentence of this Section 4.2.2.2, as applicable, at Executive's election.

                       4.2.2.3. Any termination pursuant to Section 4.2 shall not affect any vested rights which the Executive may have had at the effective date of such termination pursuant to any insurance or other death benefit plans or arrangements of the

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Company or any Production Subsidiary or under any bonus, management incentive or other plan of the Company or any Production Subsidiary maintained for its executives, all of which rights shall remain in full force and effect.

               4.2.3. Mitigation.  In the event of a breach of this Agreement by
                      ----------
the Company, the Executive shall not be required to mitigate his damages hereunder, and there shall be no reduction in payments due hereunder if Executive secures other employment.

               4.2.4. Certain Additional Payments by the Company.  Anything in
                      ------------------------------------------
this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company or any Production Subsidiary to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (a "Payment"), would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax, imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

               4.2.5. Services Following Term.  In the event this Agreement is
                      -----------------------
terminated for any reason, Executive, may at his election, continue to provide executive producer services on "Beverly Hills, 90210," "Melrose Place," "7th Heaven", "Love Boat" and "Sunset Beach," or any other Product or Theatrical Film for which Executive was rendering executive producer services at the time this Agreement is terminated, and for any such series, Product or Theatrical Film for which Executive so elects, the Company will continue to engage Executive to provide such services and pay him the Executive Producer Fees and other compensation as specified in Section 3.2 and the Theatrical Film Compensation as specified in Section 3.3.

     5.   Services After the Term.  At any time following the Term, the
          -----------------------
Executive shall be entitled to serve and receive appropriate

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fees pursuant to Sections 3.2(f) and (g) as executive producer on any Production
Subsidiary Product which is a television program if a script has been submitted to a network prior to the end of the Term for either (i) that program or (ii) if the program is part of a series (including a spin-off of or a sequel to a series), for the pilot or original episode of the original series.

     6.   Covenants.
          ---------

          6.1. Solicitation.  The Executive will not, directly or indirectly,
               ------------
(a) (i) during the Term solicit, entice, persuade or induce (collectively, "Solicit") any employee of the Company or any Production Subsidiary or any performing artist or other person then under contract with or rendering services to or making theatrical films, television programs or phonograph or other recordings for the Company or any Production Subsidiary, to terminate his or her employment by, or contractual relationship with, the Company or any Production Subsidiary or to refrain from extending or renewing the same (upon the same or new terms) or to refrain from rendering services to or making theatrical films, television programs or phonograph or other recordings for Company or any Production Subsidiary or (ii) during the Term Solicit any such person to become employed by or to enter into contractual relations with or to make theatrical films, television programs or phonograph or other recordings for persons or entities other than Company or any Production Subsidiary: (b) approach any such employee, performing artist, director, producer or other person or entity for any of the foregoing purposes during the applicable period; or (c) authorize or knowingly approve or assist in the taking of any such actions by any other person or entity during the applicable period.

          6.2. Confidentiality.  During the term of his employment and
               ---------------
thereafter, the Executive shall keep in confidence and shall not use for his benefit or that of others, or divulge to others except as is appropriate in the course of his duties hereunder, any secret or confidential information, knowledge, data or plans of the Company or any Production Subsidiary gained in his capacity as an employee, officer or director of the Company or any Production Subsidiary, unless authorized by the Company. The preceding sentence shall not apply to any such information, knowledge, data or plan which (a) is now or becomes generally available to the public other than as a result of a breach of this Section 6.2, (b) was in the Executive's possession on a non-confidential basis prior

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to its being obtained by the Executive in his capacity as an employee, officer or director of the Company or any Production Subsidiary, or (c) is now or becomes available to the Executive on a non-confidential basis from a source other than the Company or any Production Subsidiary provided the Executive does not know (or have reason to know) of any breach by such source of any confidentiality obligations it may have with respect thereto. All records, files, drawings, documents, models, equipment, and the like relating to the Company's or such Production Subsidiary's business, which the Executive shall prepare, or use, or come into contact with shall be returned to the Company or any such Production Subsidiary immediately upon the termination of the Executive's employment hereunder.

          6.3. Exclusive Employment.  During the Term, the Executive shall not,
               --------------------
without the consent of the Company:

          6.3.1 Except as provided in Section 3.3, perform services for any business other than the Company or the Production Subsidiaries without the prior written consent of the Company;

          6.3.2 Engage in any activity which would materially interfere with the performance of his services hereunder; or

          6.3.3 Become financially interested in or associated with, directly or indirectly, any person or entity other than the Company, STI and the Production Subsidiaries in connection with the production, distribution or exhibition of motion pictures, television programs and visual recordings of any kind, and/or in the broadcasting business; provided, however, that notwithstanding the foregoing, the Executive may (a) serve as a manager, officer, director, employee or consultant to any general or limited partnership, joint venture, corporation or other entity which is not a competitor of the Company, STI or the Production Subsidiaries in any of their major lines of business (a "non-competing entity") or (b) hold a legal or beneficial interest in any entity, provided, however, that Executive's legal or beneficial interest in any entity which competes with the Company, STI or the Production Subsidiaries in any of their major lines of business shall not exceed five percent (5%) of the equity of such entity. The prohibitions of this 6.3.3 shall not apply to the Executive's ownership of presently owned programming already produced.

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     7.   Ownership of Proceeds of Employment.  The Executive acknowledge's that
          -----------------------------------
the relationship between the parties hereto is exclusively that of employer and employee, and that the Company's obligations to the Executive are exclusively contractual in nature. The Company shall be the sole owner of all the results and proceeds of the Executive's services hereunder including, but not limited to, all ideas, concepts, formats, suggestions, developments, arrangements, designs, packages, programs, promotions and other intellectual properties which the Executive may create concerning the business of the Company and during the Term, free and clear of any claims by the Executive (or anyone claiming under him) of any kind or character whatsoever (other than the Executive's right to compensation hereunder). The Executive shall, at the request of the Company, execute such assignments, certificates or other instruments as the Company may from time to time deem necessary or desirable to evidence, establish, maintain, perfect, protect, enforce or defend its right, or title and interest in or to any such properties.

     8.   Arbitration as the Exclusive Remedy.  Any controversy or claim arising
          -----------------------------------
out of or relating to this Agreement including, but not limited to, any claim relating to its validity, interpretation, enforceability or breach, and/or any other claim or controversy arising out of the employment relationship or the commencement or termination of that relationship, including, but not limited to, claims for breach of covenant, breach of an implied covenant or intentional infliction of emotional distress, which are not settled by agreement between the parties, shall be settled by arbitration in Los Angeles, California before a board of three arbitrators, one to be selected by the Company, one by the Executive and the other by the two persons so selected, all in accordance with the labor arbitration rules of the American Arbitration Association then in effect. In the event that the arbitrator selected by the Company and the arbitrator selected by the Executive are unable to agree upon a third arbitrator, then the third arbitrator shall be selected from the list provided by the American Arbitration Association, such list to contain an odd number of names of potential arbitrators, with the parties' striking names in order and the party striking first to be determined by the flip of a coin. In consideration of each party's agreement to submit to arbitration all disputes with regard to this Agreement and/or with regard to any alleged contract or tort or other claim arising out of the employment relationship or the commencement or termination

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of that employment relationship, and in consideration of the anticipated expedition and the minimizing of expense of this arbitration remedy, each agrees that the arbitration provisions of this Agreement shall provide it with its exclusive remedy and each party expressly waives any right it might have to seek redress in any other forum except as provided herein. The parties further agree that the arbitrators acting hereunder shall be empowered to assess any remedy including, but not limited to, injunctive orders (including temporary, preliminary and permanent relief) when appropriate. It is specifically contemplated and agreed by the parties hereto that discovery may be conducted by any party pursuant to the provisions of Section 1283.05 of the California Code of Civil Procedure which are hereby incorporated into, and made a part of, and made applicable to this Agreement, and the arbitrators shall have the full power of a Court of the State of California to issue and enforce subpoenas. The expenses of the neutral arbitrator and of a transcript during any arbitration proceeding shall be divided equally between the Company and the Executive.

     Any decision and award or order of the majority of the arbitrators shall be binding upon the parties hereto and judgment thereon may be entered in the Superior Court of the State of California or any other court having jurisdiction.

     9.   Miscellaneous.
          -------------

          9.1. Notice.  Notices authorized or required to be sent pursuant to
               ------
this Agreement shall be in writing and shall be considered given when mailed, by certified or registered mail, return receipt requested, to the parties at the following addresses:

          If to the Executive, to him at:

               Aaron Spelling
               594 South Mapleton Drive
               Los Angeles, California 90024

          If to the Company at:

               Spelling Entertainment Group Inc.
               5700 Wilshire Boulevard

               Los Angeles, California 90036
               Attention: General Counsel

          Copies of all notices should be sent to:

               Greenberg Glusker Fields
               Claman & Machtinger LLP
               1900 Avenue of the Stars, Suite 2100
               Los Angeles, California 90067
               Attention: Robert S. Chapman, Esq.

          9.2. Payment of Taxes.  Except as provided in Section 4.6 above, to
               ----------------
the extent that any taxes become payable by the Executive by virtue of any payments made or benefits conferred by the Company, the Company shall not be liable to pay or obligated to reimburse the Executive for any such taxes or to make any adjustment under this Agreement.

          9.3. Right of Offset.  Any amounts payable by the Executive to the
               ---------------
Company may be used by the Company, at its sole option, as an offset against any of the Company's payment obligations under this Agreement.

          9.4. Use of Executive's Name.  Except with respect to (i) the use of
               -----------------------
the name "Spelling Entertainment Group Inc." and "Spelling Entertainment Inc." as the corporate names of the Company and their wholly-owned subsidiaries, and
(ii) uses required by law, the Company and the Production Subsidiaries shall not have the right to use, without the Executive's written consent, all or any portion of the Executive's name, biography and likeness in connection with its business, including in advertising its television programs and theatrical films. Without the Executive's further written consent, the Company may not grant to others any such right which it obtains from the Executive. Upon request of the Executive after the Term, the Company and the Production Subsidiaries will discontinue use of the Executive's name, biography and likeness other than in connection with Product produced prior to the end of the Term, including any reference to "Aaron Spelling" or "Spelling" in any production credit, and the Production Subsidiaries (including Aaron Spelling Productions, Inc.) will as early as practicable, amend their respective corporate charters to change their respective corporate names so as to no longer use all or any portion of the Executive's name, although the Company may use "Spelling Entertainment Group Inc." and "Spelling Entertainment Inc." as its corporate name but not as a production credit on programming, although the mere identification of a production company as a Spelling Entertainment subsidiary shall not be a "production credit."

          9.5. Life Insurance.  The Company shall have the right to take out
               --------------
life insurance or other insurance on the life of the Executive at its sole cost and expense and for its sole benefit, and the Executive acknowledges that he shall have no right in or to such insurance or the proceeds thereof. The Executive agrees to cooperate with the Company in obtaining such insurance and to submit, at his reasonable convenience, to the usual medical and other examinations required in connection therewith.

          9.6. Construction and Assignment.  This Agreement and the performance
               ---------------------------
hereof shall be governed, interpreted, construed and regulated by the laws of the State of California without giving effect to the conflicts of law provisions thereof. This Agreement shall not be assignable by the Executive. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon any successor to the business of the Company.

          9.7. Waivers.
               -------

               9.7.1  General.  The waiver by either party of a breach of any
                      -------
provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of this Agreement.

               9.7.2  Credits.  In the event Executive waives his right to
                      -------
receive credit for any television program or theatrical film made by the Company or the Production Subsidiaries including, without limitation, Executive's right to receive credit as executive producer thereof, such waiver shall in no way prejudice Executive's other rights under this Agreement.

          9.8. Severability.  If any term, covenant, condition or provision of
               ------------
this Agreement, or the application thereof to any person or circumstance, shall at any time or to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby and each term, covenant, condition and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

          9.9.  Entire Agreement.  This Agreement constitutes the entire
                ----------------
agreement and understanding of the parties with respect to the transactions contemplated herein, and supersedes all prior agreements, arrangements and understandings related to the subject matter thereof. No representation, promise, inducement or statement of intention has been made by any of the parties not embodied in this Agreement or in the documents referred to herein, and no party shall be bound by or liable for any alleged representation, promise, inducement or statements of intention not set forth or referred to herein.

          9.10. Attorneys' Fees.  In the event of any suit, arbitration or other
                ---------------
proceeding between the parties hereto with respect to any of the transactions contemplated hereby or the subject matter hereof, the prevailing party shall, in addition to such other relief as the court or arbitrator(s) may award, be entitled to recover reasonable attorneys' fees and expenses, all as actually incurred.

          9.11. Headings.  The headings of the sections and paragraphs of this
                --------
Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the day and year first above written.

                                  SPELLING ENTERTAINMENT GROUP INC.
                                  (Company)



                                  By:   /s/ Sumner Redstone
                                      ------------------------------
                                  Its:      Chairman
                                      ------------------------------


                                  AARON SPELLING
                                  (Executive)

                                  /s/  Aaron Spelling
                                  ----------------------------------

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